As filed with the Securities and Exchange Commission
                   on June 16, 1995

                                        Registration No. 33-_____

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM S-8

                     REGISTRATION STATEMENT

                              Under

                   The Securities Act of 1933

                   ALUMINUM COMPANY OF AMERICA
       (Exact name of issuer as specified in its charter)

     Pennsylvania                        25-0317820
(State of Incorporation)      (I.R.S. Employer Identification No.)


                425 Sixth Avenue, Alcoa Building,
               Pittsburgh, Pennsylvania 15219-1850
   (Address of principal executive office, including zip code)


                 LONG TERM STOCK INCENTIVE PLAN

                 OF ALUMINUM COMPANY OF AMERICA
                      (Full Title of Plan)

                      Denis A. Demblowski,
        Assistant Secretary and Managing General Attorney
        425 Sixth Avenue, Alcoa Building,
        Pittsburgh, Pennsylvania  15219-1850
             (Name and address of agent for service)

      Telephone number of agent for service (412) 553-3856


                 CALCULATION OF REGISTRATION FEE

    Title of         Amount        Proposed      Proposed maximum      Amount of
Securities to be     to be     maximum offering     aggregate         registration
   registered      registered   price per share   offering price          fee

Aluminum Company
of America,
common stock
$1 par value ...   8,8000,000      $44.50(1)      $391,600,000(1)     $135,034.49

(1) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of the Registrant's Common Stock reported in the consolidated reporting system on June 14, 1995


The contents of Registration Statement No. 33-49109 on Form S-8 are incorporated herein by reference.


                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, the Commonwealth of Pennsylvania, on this 16th day of June, 1995.


                                   ALUMINUM COMPANY OF AMERICA
                                            (Registrant)



                                   /s/Ronald R. Hoffman
                                   Ronald R. Hoffman
                                   Executive Vice President
                                   Human Resources, Quality and
                                   Communications

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                 Title                  Date
     ---------                 -----                  ----

/s/Paul H. O'Neill     Chairman of the Board         June 16, 1995
Paul H. O'Neill        and Chief Executive Officer
                       (Principal Executive Officer)

/s/Jan H. M. Hommen    Executive Vice President &    June 16, 1995
Jan H. M. Hommen       Chief Financial Officer
                       (Principal Executive Officer)

/s/Earnest J. Edwards  Vice President & Controller   June 16, 1995
Earnest J. Edwards     (Principal Accounting Officer)

     Kenneth W. Dam, John P. Diesel, Joseph T. Gorman, Judith M. Gueron, Ronnie C. Hampel, John P. Mulroney, Paul H. O'Neill,
Sir Arvi Parbo, Henry B. Schacht, Forrest N. Shumway, Franklin A. Thomas and Marina v.N. Whitman, each as a Director, on June 16, 1995, by Barbara S. Jeremiah, their attorney-in-fact.


/s/Barbara S. Jeremiah
    Barbara S. Jeremiah
    Attorney-in-fact
                             INDEX TO EXHIBITS



Exhibit
Number                         Description

5         Opinion of Denis A. Demblowski, Managing General
          Attorney of the Company.

15 Letter from Independent Public Accountants regarding unaudited financial information.

23(a)     Consent of Coopers & Lybrand L.L.P.

23(b)     Consent of Counsel (included in Exhibit 5).

24 Powers of Attorney for certain officers and directors of the Company.